UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 16, 2008, SVB Financial Group (NASDAQ: SIVB) (“SVB”) and HRJ Capital Holdings, L.L.C. (“HRJ”) announced their intention to explore a possible arrangement under which SVB or one of its affiliated companies would provide management services for various investment funds currently managed by HRJ. The preliminary, non-binding letter of intent is the result of negotiations between SVB and HRJ to identify alternative ways for HRJ and its affiliates to address their debt obligations to Silicon Valley Bank, a subsidiary of SVB, which total $68.9 million.

Specifically, the parties intend to explore an arrangement under which SVB or an affiliate would provide management services for the HRJ-managed funds and agree to the conversion of a portion of the debt owed to Silicon Valley Bank into limited partnership interests in certain of those funds, at a valuation and on terms satisfactory to SVB. In addition, under the arrangement the parties would agree on satisfactory payment arrangements for the remaining debt owed to SVB by HRJ and its affiliates. SVB will also continue to allow HRJ to access its working capital loan facility, to use in connection with its ongoing operations, for a limited period of time. In return, under the potential arrangement, SVB would be entitled to receive management fees for each of the funds, which it would use to perform management services and repay a portion of the debt.

In order to consummate any transaction, HRJ would have to obtain the consent of the requisite percentage of limited partners of each of the HRJ funds and restructure certain debt and other obligations to third parties. Consummation of any transaction would also be subject to the receipt of required regulatory approvals, completion of due diligence, execution of definitive agreements and other customary conditions to closing. There can be no assurance that any agreement will be reached.

If the parties are able to consummate a transaction, SVB believes that it is well suited to provide ongoing management services to the HRJ funds through its funds management group, SVB Capital. SVB Capital invests in private equity funds as well as directly into portfolio companies on behalf of SVB Financial Group and other third-party investors. The SVB Capital family of funds exceeds $1 billion and includes fund of funds, co-investment funds, venture debt funds and special debt funds invested primarily on behalf of institutional and high net worth investors.

SVB believes that it has a high-quality loan portfolio and that it effectively evaluates and monitors the creditworthiness of its clients. Owing to the current economic environment, the company does expect an increase in non-performing loans and charge-offs in the fourth quarter and coming year. SVB believes it is well-capitalized and has sufficient liquidity to meet the challenges of the current economy. The company will provide a full update on the portfolio and its financial position when it reports its fourth quarter and full year 2008 earnings in January 2009.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and can be identified by the use of words such as “becoming,” “may,” “will, “ “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “seeks,” “expects,” “plans,” “intends,” the negative of such words, or comparable terminology. In this report, management makes forward-looking statements about SVB’s intention to explore a possible arrangement with HRJ Capital under which SVB or one of its affiliated companies would provide management services for various investment funds managed by HRJ Capital, SVB’s ability to provide ongoing management services, the potential terms of the proposed transaction, the quality of SVB’s loan portfolio, the effectiveness of SVB’s credit processes, SVB’s expectations regarding its non-performing loan and charge-off levels for the fourth quarter and the coming year, and SVB’s capital and liquidity position. Although management believes that the expectations reflected in our forward-looking statements are reasonable and has based these expectations on our beliefs and assumptions, such expectations may prove to be incorrect. Actual results may differ. Factors that could cause actual results to differ include: (i) changes in the state of the economy or the markets served by SVB and/or HRJ Capital that may impact the consummation of any proposed transaction under the letter of intent; (ii) difficulties in reaching agreement on terms for a proposed transaction with HRJ Capital or failure to receive necessary consents or otherwise satisfy conditions to such a transaction; (iii) challenges in integrating the operations of HRJ Capital; (iv) further deterioration in HRJ Capital’s performance or financial position, either before or after consummation of a transaction; (v) discovery of information in due diligence investigations which alters SVB’s expectations about, or willingness to pursue, any proposed transaction; (v) claims brought by other creditors of HRJ or others doing business with it which alter the negotiation dynamics for any proposed transaction; (vi) continued deterioration in the overall economic environment and/or the business climate in the industries SVB serves which adversely affects the creditworthiness, liquidity or demand for financial services of SVB’s clients and/or potential clients; (viii) disruptions in any of various markets for capital which affects SVB’s cost of capital or liquidity; and (ix) errors in SVB’s assessment of the creditworthiness or liquidity of its clients or unanticipated network effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity. For information about factors that could cause actual results to differ from the expectations stated in forward-looking statements, please refer to our most recently-filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and Annual Report on Form 10-K for the year ended December 31, 2007. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this report are made only as of the date of this report. We do not intend, and undertake no obligation, to update these forward-looking statements.

A set of “questions and answers” relating to the above is attached as Exhibit 99.1 and incorporated hereby reference. The information in this exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Questions and Answers regarding SVB Financial Group’s intent to explore an arrangement with HRJ Capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2008	SVB FINANCIAL GROUP

	By:	/s/ KENNETH P. WILCOX
	Name:	Kenneth P. Wilcox
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Questions and Answers regarding SVB Financial Group’s intent to explore an arrangement with HRJ Capital